UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.                )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

ACORDA THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On October 29, 2022, Acorda Therapeutics, Inc. (the “Company”) began using a video message, recorded by Dr. Ron Cohen, the Company’s Chief Executive Officer, in proxy solicitation outreach to stockholders in connection with the Company’s Special Meeting of Stockholders to be held on November 4, 2022.

Below is a transcript of the video message:

Hi. I’m Dr. Ron Cohen, CEO of Acorda Therapeutics. We are holding a special shareholder meeting on Friday November 4. I’m reminding you to vote FOR Proposal 2 to enable a reverse stock split and prevent the company from being delisted by NASDAQ in December. That could result in a default to the Company’s bondholders.

So please vote FOR proposal 2 to protect the value of your investment.

Click here NOW or call the number below to vote your shares. If it’s after hours leave a message and a representative will call you back tomorrow to take your vote. Thanks for your support.